Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES FOURTH QUARTER
AND 2010 OPERATING RESULTS

ESCONDIDO, CALIFORNIA, February 10, 2011...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the fourth quarter and year ended December 31, 2010. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended December 31, 2010 (as compared to the same quarterly period in 2009):
● Revenue increased 13.4% to $92.2 million as compared to $81.3 million
● FFO available to common stockholders increased 8.5% to $52.5 million
● FFO per share was unchanged at $0.47
● AFFO per share increased 2.1% to $0.48
● Net income available to common stockholders per share was $0.28
● Portfolio occupancy increased to 96.6% from 96.4% last quarter
● Same store rents increased 1.0% to $79.0 million
● Invested $410.7 million in 163 new properties
● Raised $235.7 million from a common stock offering
● Entered into a new and expanded $425 million credit facility
● Dividends paid per common share increased 0.9%
● The monthly dividend increased for the 53rd consecutive quarter to an annualized amount of $1.731 per share
● Reached the milestone of $1.9 billion paid in monthly dividends

For the year ended December 31, 2010 (as compared to 2009):
● Revenue increased 6.1% to $345.0 million as compared to $325.2 million
● FFO available to common stockholders increased 1.7% to $193.7 million
● FFO per share decreased 0.5% to $1.83
● AFFO per share was unchanged at $1.86
● Net income available to common stockholders per share was $1.01
● Same store rents increased 0.6% to $313.8 million
● Invested $713.5 million in 186 new properties
● Raised $678.7 million in capital to permanently fund 2010 real estate acquisitions
● Dividends paid per common share increased 0.9%
● Paid the 485th consecutive monthly dividend in December 2010

Financial Results

Revenue
Revenue, for the quarter ended December 31, 2010, increased 13.4% to $92.2 million as compared to $81.3 million for the same quarter in 2009. Revenue, for 2010, increased 6.1% to $345.0 million as compared to $325.2 million in 2009.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended December 31, 2010, was $31.8 million as compared to $29.3 million for the same quarter in 2009. Net income per share for the quarter was unchanged at $0.28 as compared to the same quarter in 2009.

Net income available to common stockholders, for 2010, was $106.5 million as compared to $106.9 million for the same period in 2009. Net income per share, for 2010, was $1.01 as compared to $1.03 in 2009.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. The amount of impairments and/or gains on property sales varies from quarter to quarter. This variance can significantly impact net income.

During the fourth quarter of 2010, income from continuing operations available to common stockholders was unchanged at $0.24 per share as compared to the same quarter in 2009.

During 2010, income from continuing operations available to common stockholders was $0.92 per share as compared to $0.93 per share in 2009.

FFO Available to Common Stockholders
Funds from Operations (FFO), for the quarter ended December 31, 2010, increased 8.5% to $52.5 million as compared to $48.4 million for the same quarter in 2009. FFO per share, for the quarter ended December 31, 2010, was unchanged at $0.47 as compared to the same quarter in 2009.

FFO, for 2010, increased 1.7% to $193.7 million as compared to $190.4 million in 2009. FFO per share, for 2010, decreased 0.5% to $1.83 as compared to $1.84 in 2009.

AFFO Available to Common Stockholders
Adjusted Funds from Operations (AFFO), for the quarter ended December 31, 2010, increased 9.7% to $53.3 million as compared to $48.6 million for the same quarter in 2009. AFFO per share, for the quarter ended December 31, 2010, increased 2.1% to $0.48 as compared to $0.47 for the same quarter in 2009.

AFFO, for 2010, increased 2.4% to $197.3 million as compared to $192.7 million for 2009. AFFO per share, for 2010, was unchanged at $1.86 as compared to 2009.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance as they are based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO and AFFO are alternative, non-GAAP measures that are also considered to be good indicators of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO by adding back non-cash items that reduce net income in accordance with GAAP, and deducting such items as capitalized expenditures and straight-line rent revenue. See our reconciliation of net income available to common stockholders to FFO and AFFO on page seven.

Dividend Information
In December 2010, Realty Income announced the 53rd consecutive quarterly dividend increase, which is the 60th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of December 31, 2010, was $1.731 per share. The total amount of the monthly dividends paid, for 2010, increased 0.9% to $1.722 per share from $1.707 per share in 2009. Through December 31, 2010, the Company has paid 485 consecutive monthly dividends.

Real Estate Portfolio Update

As of December 31, 2010, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 2,496 properties located in 49 states, leased to 122 commercial enterprises doing business in 32 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.4 years.

Portfolio Management Activities
The Company’s portfolio of commercial real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of December 31, 2010, portfolio occupancy was 96.6% with 84 properties available for lease out of a total of 2,496 properties in the portfolio, as compared to 96.4% portfolio occupancy as of September 30, 2010.

Rent Increases
During the quarter ended December 31, 2010, same store rents on 2,131 properties under lease increased 1.0%, as compared to the same quarter in 2009. During 2010, same store rents on 2,131 properties under lease increased 0.6%, as compared to 2009.

Property Acquisitions
During the fourth quarter of 2010, Realty Income invested $410.7 million in 163 new properties. The new properties are located in nine states and are 100% leased with an initial average lease term of 15.2 years and an initial average lease yield of 8.1%.

Included in the fourth quarter 2010 acquisitions is the purchase of 135 SuperAmerica convenience stores and one support facility for approximately $248 million under long-term, triple-net lease agreements. These, and certain other assets, were sold by Marathon Oil (NYSE:MRO) and will be leased to newly formed companies owned and operated by Northern Tier Energy, a portfolio company of ACON Investments and TPG Capital.

During 2010, Realty Income invested $713.5 million in 186 new properties. The new properties are located in 14 states and are 100% leased with an initial average lease term of 15.7 years and an initial average lease yield of 7.9%.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in 2010. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended December 31, 2010, Realty Income sold nine properties for $10.5 million, which resulted in a gain on sales of $4.4 million. During 2010, Realty Income sold 28 properties for $27.2 million, which resulted in a gain on sales of $8.7 million.

Other Activities

Offering of 7.36 Million Shares of Common Stock
In December 2010, Realty Income issued 7,360,000 shares of the Company’s common stock, including 960,000 shares purchased by the underwriters upon the exercise of their over-allotment option. Net proceeds from the offering, after underwriting discounts and offering expenses payable by the Company, were approximately $236 million.

Entered into New and Expanded $425 Million Credit Facility
In December 2010, Realty Income entered into a new $425 million unsecured acquisition credit facility to replace its existing $355 million acquisition credit facility. Total funds were increased by $70 million, and an additional $200 million accordion expansion feature is available. This credit facility will be used to fund property acquisitions in the near term.  The initial term of the new facility runs through March 31, 2014 with two, one-year extension options thereafter.  As of December 31, 2010, there were no outstanding borrowings on the acquisition credit facility.

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire or sell any properties during the fourth quarter. In December 2010, the three properties held for sale in Crest were reclassified to held for investment, and Crest recorded total provisions for impairment of $807,000 on these three properties.  These provisions for impairment are included in continuing operations on the consolidated statement of income for 2010.  At December 31, 2010, Crest’s property inventory consisted of three properties held for investment valued at $3.0 million. During the fourth quarter and year ended December 31, 2010, Crest did not contribute to Realty Income’s FFO per share, as compared to $0.01 per share for the fourth quarter and year ended December 31, 2009.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer Tom A. Lewis said, “We are pleased to report that in 2010 we increased our rental revenue, maintained stable funds from operations and raised the dividend every quarter. We also passed the milestone of $1.9 billion in dividends paid to our shareholders. Our real estate portfolio has grown to 2,500 properties and occupancy increased to 96.6% at year-end from 96.4% last quarter. Same store rents, on 2,131 properties under lease increased 1.0%, during the fourth quarter, and 0.6% for the year ended December 31, 2010.”

“It was a very productive year for new property acquisitions. During the fourth quarter, we added 163 properties to our portfolio, investing $410.7 million at a lease yield of 8.1%. This brought our total property acquisitions for 2010 to 186 new properties for $713.5 million, the highest level of annual acquisitions in our operating history for our core portfolio. We continue to see a substantial flow of acquisition opportunities for review and believe 2011 should be a year where we are able to add attractive acquisitions to our existing portfolio. In addition, we increased the diversification of our portfolio from 118 different commercial enterprises to 122, and the number of industries with which we do business from 30 to 32.”

“We also had a successful year in accessing capital to permanently finance our 2010 new property investments. We raised $679 million through two common stock offerings and a 10-year, senior notes offering. Our acquisition credit facility was replaced with a new and expanded credit facility, which increases our access to short- term acquisition funding from $355 million to $425 million. We are very pleased that these offerings were well received in the marketplace and that the demand exceeded our expectations. We begin 2011 with excellent liquidity and funds available to pursue acquisition opportunities that may arise.”

“The properties we acquired and permanently financed during 2010, along with improving portfolio performance, led to over 13% revenue growth for the fourth quarter. The additional earnings growth normally assumed from revenue growth like this was partially offset by additional G&A expenses from hiring additional employees and investments incurred in support of the long-term growth of the business. Additionally, over half of the properties we bought during the year were acquired during the fourth quarter. As such, they had very little impact on our funds from operations during 2010. Looking forward, we would anticipate that the acquisitions and improving portfolio performance should increase our FFO per share during 2011 by 7% to 10%.”

“Finally, our solid operating performance allowed us to increase the amount of the dividend every quarter. Providing monthly dividends that increase over time is our mission, so we remain focused on operating the business in a manner that supports the payment of monthly dividends that increase over time to our shareholders.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2011 Estimates
Management estimates that FFO per share for 2011 should range between $1.96 to $2.01 per share, or an increase of 7.1% to 9.8% in annual FFO growth, compared to its 2010 FFO of $1.83. FFO for 2011 is based on an estimated net income per share range of $1.10 to $1.15 plus (in accordance with NAREIT’s definition of FFO) estimated real estate depreciation of $0.89 and reduced by potential gains on sales of investment properties of $0.03 per share.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of December 31, 2010, the Company had paid 485 consecutive monthly dividends throughout its 42-year operating history. The monthly income is supported by the cash flows from approximately 2,500 properties owned under long-term lease agreements with regional and national retail chains and other commercial enterprises. The Company is an active buyer of net-leased properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2010 and 2009
(dollars in thousands, except per share amounts)
	Three Months Ended 12/31/10	Three Months Ended 12/31/09	Year Ended 12/31/10	Year Ended 12/31/09
REVENUE
Rental	$92,144	$81,116	$344,080	$323,819
Other	75	170	929	1,426
Total revenue	92,219	81,286	345,009	325,245

EXPENSES
Depreciation and amortization	25,055	22,704	95,513	90,519
Interest	25,131	21,377	93,237	85,528
General and administrative	5,785	5,084	25,311	20,946
Property	1,925	1,292	7,332	6,601
Income taxes	503	(7)	1,393	677
Provisions for impairment	807	--	807	199
Total expenses	59,206	50,450	223,593	204,470

Income from continuing operations	33,013	30,836	121,416	120,775
Income from discontinued operations:
Real estate acquired for resale by Crest	229	655	946	1,172
Real estate held for investment	4,635	3,840	8,422	9,180
Total income from discontinued operations	4,864	4,495	9,368	10,352

Net income	37,877	35,331	130,784	131,127
Preferred stock cash dividends	(6,063)	(6,063)	(24,253)	(24,253)
Net income available to common stockholders	$31,814	$29,268	$106,531	$106,874

Funds from operations available to common stockholders (FFO)	$52,467	$48,375	$193,713	$190,444
Adjusted funds from operations (AFFO)	$53,327	$48,622	$197,256	$192,739

Per share information for common stockholders:
Income from continuing operations, basic and diluted	$0.24	$0.24	$0.92	$0.93
Net income, basic and diluted	$0.28	$0.28	$1.01	$1.03

FFO, basic and diluted
FFO before Crest contribution	$0.47	$0.46	$1.83	$1.83
Crest Net Lease	$0.00	$0.01	$0.00	$0.01
Total FFO	$0.47	$0.47	$1.83	$1.84

AFFO, basic and diluted	$0.48	$0.47	$1.86	$1.86

Cash dividends paid	$0.432	$0.428	$1.722	$1.707

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 12/31/10	Three Months Ended 12/31/09	Year Ended 12/31/10	Year Ended 12/31/09
Net income available to common stockholders	$31,814	$29,268	$106,531	$106,874
Depreciation and amortization:
Continuing operations	25,055	22,704	95,513	90,519
Discontinued operations	57	291	636	1,428
Depreciation of furniture, fixtures & equipment	(67)	(79)	(291)	(318)
(Gain) loss on sales of investment properties:
Continuing operations	197	--	(271)	(15)
Discontinued operations	(4,589)	(3,809)	(8,405)	(8,044)
Funds from operations available to common stockholders	$52,467	$48,375	$193,713	$190,444

FFO per common share, basic and diluted	$0.47	$0.47	$1.83	$1.84

Dividends paid to common stockholders	$47,800	$44,641	$182,500	$178,008

FFO in excess of dividends paid to common stockholders	$4,667	$3,734	$11,213	$12,436

Weighted average number of common shares used for computation per share:
Basic	111,746,935	103,475,318	105,869,637	103,577,507
Diluted	112,067,874	103,491,891	105,942,721	103,581,053

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). AFFO further adjusts FFO by adding back non-cash items that reduce net income in accordance with GAAP, and deducting such items as capitalized expenditures and straight-line rent revenue.

	Three Months Ended 12/31/10	Three Months Ended 12/31/09	Year Ended 12/31/10	Year Ended 12/31/09
Net income available to common stockholders	$31,814	$29,268	$106,531	$106,874
Cumulative adjustments to calculate FFO(1)	20,653	19,107	87,182	83,570
FFO available to common stockholders	52,467	48,375	193,713	190,444
Amortization of share-based compensation	1,343	994	6,166	4,726
Amortization of deferred note financing costs(2)	433	341	1,548	1,363
Provisions for impairment	849	47	1,020	387
Capitalized leasing costs and commissions	(627)	(228)	(1,501)	(1,185)
Capitalized building improvements	(673)	(600)	(2,077)	(1,879)
Straight-line rent revenue(3)	(465)	(307)	(1,613)	(1,117)
Total AFFO available to common stockholders	$53,327	$48,622	$197,256	$192,739

AFFO per common share, basic and diluted	$0.48	$0.47	$1.86	$1.86

Dividends paid to common stockholders	$47,800	$44,641	$182,500	$178,008

AFFO in excess of dividends paid to common stockholders	$5,527	$3,981	$14,756	$14,731

(1)	See FFO calculation above for reconciling items.
(2)
Amortization of deferred note financing costs includes the amortization of costs incurred and capitalized when our notes were issued in January 1999, March 2003, November 2003, March 2005, September 2005, September 2006, September 2007 and June 2010. These costs are being amortized over the lives of these notes. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	A negative amount indicates that our straight-line rent revenue was greater than our actual cash rent collected.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended December 31,	2010	2009	2008	2007	2006
Net income available to common stockholders	$31,814	$29,268	$28,269	$27,113	$28,386
Depreciation and amortization	25,045	22,916	22,869	21,007	16,515
Gain on sales of investment properties	(4,392)	(3,809)	(4,111)	(370)	--
Total FFO	$52,467	$48,375	$47,027	$47,750	$44,901

Total FFO per diluted share	$0.47	$0.47	$0.46	$0.48	$0.46

Total FFO	$52,467	$48,375	$47,027	$47,750	$44,901
Add (less) FFO contributed by Crest	551	(649)	(8)	(2,735)	113
FFO before Crest contribution	$53,018	$47,726	$47,019	$45,015	$45,014

FFO components, per diluted share:
FFO before Crest contribution	$0.47	$0.46	$0.46	$0.45	$0.46
Crest FFO contribution	$0.00	$0.01	$0.00	$0.03	$0.00

Total FFO	$0.47	$0.47	$0.46	$0.48	$0.46

Cash dividends paid per share	$0.432	$0.428	$0.423	$0.408	$0.378
Diluted shares outstanding	112,067,874	103,491,891	103,266,636	100,315,360	98,194,875

For the years ended December 31,	2010	2009	2008	2007	2006
Net income available to common stockholders	$106,531	$106,874	$107,588	$116,156	$99,419
Depreciation and amortization	95,858	91,629	91,486	77,078	59,416
Gain on sales of investment properties	(8,676)	(8,059)	(13,550)	(3,559)	(3,036)
Total FFO	$193,713	$190,444	$185,524	$189,675	$155,799

Total FFO per diluted share	$1.83	$1.84	$1.83	$1.89	$1.73

Total FFO	$193,713	$190,444	$185,524	$189,675	$155,799
Less FFO contributed by Crest	(35)	(958)	(1,346)	(10,703)	(1,402)
FFO before Crest contribution	$193,678	$189,486	$184,178	$178,972	$154,397

FFO components, per diluted share(1):
FFO before Crest contribution	$1.83	$1.83	$1.82	$1.78	$1.72
Crest FFO contribution	$0.00	$0.01	$0.01	$0.11	$0.02

Total FFO	$1.83	$1.84	$1.83	$1.89	$1.73

Cash dividends paid per share	$1.722	$1.707	$1.662	$1.560	$1.437
Diluted shares outstanding	105,942,721	103,581,053	101,209,883	100,333,966	89,917,554

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009
(dollars in thousands, except per share amounts)

	2010	2009
ASSETS
Real estate, at cost:
Land	$1,520,413	$1,169,295
Buildings and improvements	2,592,449	2,270,161
Total real estate, at cost	4,112,862	3,439,456
Less accumulated depreciation and amortization	(711,615)	(630,840)
Net real estate held for investment	3,401,247	2,808,616
Real estate held for sale, net	3,631	8,266
Net real estate	3,404,878	2,816,882
Cash and cash equivalents	17,607	10,026
Accounts receivable, net	11,301	10,396
Goodwill	17,206	17,206
Other assets, net	84,598	60,277
Total assets	$3,535,590	$2,914,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$19,051	$16,926
Accounts payable and accrued expenses	47,019	38,445
Other liabilities	22,555	16,807
Lines of credit payable	--	4,600
Notes payable	1,600,000	1,350,000
Total liabilities	1,688,625	1,426,778

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2010 and 2009	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 118,058,988 and 104,286,705 shares issued and outstanding as of December 31, 2010 and 2009, respectively	2,066,287	1,629,237
Distributions in excess of net income	(557,112)	(479,018)
Total stockholders’ equity	1,846,965	1,488,009
Total liabilities and stockholders’ equity	$3,535,590	$2,914,787

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
2010	5.1%	38.6%	3.5%	27.9%	2.6%	14.0%	1.9%	15.1%	1.2%	16.9%
Compounded Average Annual Total Return(5)		17.9%		10.7%		9.3%		8.3%		8.0%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2) Calculated as closing stock price as of period end plus dividends paid in period divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends.
(3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4) Price only index, does not include dividends. Source: Factset.
(5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18,1994 through December 31, 2010, and assuming reinvestment of dividends, except for NASDAQ.  Past performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended December 31, 2010	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005
Apparel stores	1.5%	1.2%	1.1%	1.1%	1.2%	1.7%	1.6%
Automotive collision services	1.0	1.0	1.1	1.0	1.1	1.3	1.3
Automotive parts	1.5	1.4	1.5	1.6	2.1	2.8	3.4
Automotive service	4.5	4.7	4.8	4.8	5.2	6.9	7.6
Automotive tire services	5.9	6.4	6.9	6.7	7.3	6.1	7.2
Book stores	0.1	0.1	0.2	0.2	0.2	0.2	0.3
Business services	*	*	*	*	0.1	0.1	0.1
Child care	5.9	6.5	7.3	7.6	8.4	10.3	12.7
Consumer electronics	0.6	0.6	0.7	0.8	0.9	1.1	1.3
Convenience stores	17.4	17.1	16.9	15.8	14.0	16.1	18.7
Crafts and novelties	0.3	0.3	0.3	0.3	0.3	0.4	0.4
Distribution and office	1.0	1.0	1.0	1.0	0.6	--	--
Drug stores	3.9	4.1	4.3	4.1	2.7	2.9	2.8
Entertainment	1.1	1.2	1.3	1.2	1.4	1.6	2.1
Equipment rental services	0.2	0.2	0.2	0.2	0.2	0.2	0.4
Financial services	0.2	0.2	0.2	0.2	0.2	0.1	0.1
General merchandise	0.7	0.8	0.8	0.8	0.7	0.6	0.5
Grocery stores	1.5	0.9	0.7	0.7	0.7	0.7	0.7
Health and fitness	6.7	6.9	5.9	5.6	5.1	4.3	3.7
Home furnishings	1.2	1.3	1.3	2.4	2.6	3.1	3.7
Home improvement	1.6	1.7	1.9	1.9	2.1	3.4	1.1
Motor vehicle dealerships	2.4	2.6	2.7	3.1	3.1	3.4	2.6
Office supplies	1.0	0.9	1.0	1.0	1.1	1.3	1.5
Pet supplies and services	0.8	0.9	0.9	0.8	0.9	1.1	1.3
Private education	0.8	0.8	0.9	0.8	0.8	0.8	0.8
Restaurants	19.1	20.4	21.3	21.8	21.2	11.9	9.4
Shoe stores	0.2	0.1	--	--	--	--	0.3
Sporting goods	2.9	2.7	2.6	2.3	2.6	2.9	3.4
Theaters	8.6	8.9	9.2	9.0	9.0	9.6	5.2
Travel plazas	0.2	0.2	0.2	0.2	0.2	0.3	0.3
Video rental	0.0	0.2	1.0	1.1	1.7	2.1	2.5
Wine and spirits	5.6	3.0	--	--	--	--	--
Other	1.6	1.7	1.8	1.9	2.3	2.7	3.0
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*  Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at December 31, 2010
Diageo	5.9%	La Petite Academy	2.7%
AMC Theatres	5.5%	TBC Corporation	2.7%
Hometown Buffet	5.2%	Couche-Tard/Circle K	2.6%
Northern Tier Energy/Super America	5.2%	FreedomRoads/Camping World	2.5%
L.A. Fitness	5.0%	Sports Authority	2.4%
The Pantry	3.7%	Boston Market	2.3%
Friendly’s Ice Cream	3.5%	NPC International/Pizza Hut	2.3%
Rite Aid	3.1%

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,402 net leased, single-tenant properties as of December 31, 2010 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended December 31, 2010(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended December 31, 2010	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended December 31, 2010	% of Total Rental Revenue
2011	164	$4,144	4.6%	58	$1,975	2.2%	106	$2,169	2.4%
2012	127	2,908	3.2	37	1,031	1.1	90	1,877	2.1
2013	147	4,947	5.5	65	2,961	3.3	82	1,986	2.2
2014	111	3,489	3.8	41	1,861	2.0	70	1,628	1.8
2015	147	3,768	4.2	78	2,205	2.5	69	1,563	1.7
2016	130	2,516	2.8	111	2,107	2.3	19	409	0.5
2017	51	1,904	2.1	40	1,681	1.9	11	223	0.2
2018	46	2,230	2.5	38	2,027	2.3	8	203	0.2
2019	98	5,089	5.6	90	4,659	5.1	8	430	0.5
2020	86	4,208	4.6	75	3,605	4.0	11	603	0.6
2021	177	7,592	8.4	176	7,538	8.3	1	54	0.1
2022	100	3,072	3.4	99	3,024	3.3	1	48	0.1
2023	253	8,779	9.7	251	8,706	9.6	2	73	0.1
2024	64	2,348	2.6	64	2,348	2.6	--	--	--
2025-2043	701	33,632	37.0	689	33,351	36.7	12	281	0.3
Totals	2,402	$90,626	100.0%	1,912	$79,079	87.2%	490	$11,547	12.8%

(1)
Excludes ten multi-tenant properties and 84 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $98 from properties reclassified as discontinued operations and excludes revenue of $1,536 from ten multi-tenant properties and from 84 vacant and unleased properties at December 31, 2010. Excludes revenue of $80 from properties owned by Crest.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income's property portfolio (excluding properties owned by Crest) as of December 31, 2010 (dollars in thousands):

			Approximate	Rental Revenue for	Percentage of
	Number of	Percent	Leasable	the Quarter Ended	Rental
State	Properties	Leased	Square Feet	December 31, 2010(1)	Revenue
Alabama	62	97%	420,200	$1,861	2.0%
Alaska	2	100	128,500	287	0.3
Arizona	82	98	509,300	2,740	3.0
Arkansas	17	94	92,400	380	0.4
California	82	98	1,675,500	9,987	10.8
Colorado	51	94	471,400	1,804	2.0
Connecticut	23	96	269,100	1,156	1.3
Delaware	17	100	33,300	431	0.5
Florida	169	93	1,621,000	6,903	7.5
Georgia	131	95	905,500	3,809	4.1
Hawaii	--	--	--	--	--
Idaho	12	100	80,700	339	0.4
Illinois	84	99	998,500	5,107	5.5
Indiana	81	95	729,900	3,512	3.8
Iowa	21	100	290,600	1,018	1.1
Kansas	31	90	562,500	1,043	1.1
Kentucky	22	95	110,600	647	0.7
Louisiana	32	100	184,900	947	1.0
Maine	3	100	22,500	162	0.2
Maryland	28	100	266,600	1,661	1.8
Massachusetts	64	98	575,400	2,558	2.8
Michigan	52	100	257,300	1,287	1.4
Minnesota	150	99	894,700	3,240	3.5
Mississippi	72	97	360,700	1,563	1.7
Missouri	61	95	634,900	2,174	2.4
Montana	2	100	30,000	77	0.1
Nebraska	19	95	196,300	488	0.5
Nevada	14	93	153,200	720	0.8
New Hampshire	14	100	109,900	588	0.6
New Jersey	33	100	261,300	1,944	2.1
New Mexico	9	100	58,400	211	0.2
New York	39	97	495,000	2,553	2.8
North Carolina	94	99	531,700	2,896	3.1
North Dakota	6	100	36,600	69	0.1
Ohio	136	94	846,200	3,224	3.5
Oklahoma	35	100	755,300	1,305	1.4
Oregon	18	94	297,300	929	1.0
Pennsylvania	98	99	677,200	3,556	3.9
Rhode Island	3	100	11,000	59	0.1
South Carolina	99	100	372,500	2,271	2.5
South Dakota	10	100	89,800	165	0.2
Tennessee	129	95	592,400	2,758	3.0
Texas	213	95	2,357,200	8,074	8.8
Utah	4	100	25,200	94	0.1
Vermont	4	100	12,700	129	0.1
Virginia	104	95	636,500	3,410	3.7
Washington	34	94	276,500	1,036	1.1
West Virginia	2	100	23,000	121	0.1
Wisconsin	27	93	269,200	869	0.9
Wyoming	1	0	5,400	0	0.0
Totals/Average	2,496	97%	21,215,800	$92,162	100.0%

(1)
Includes rental revenue for all properties owned by Realty Income at December 31, 2010, including revenue from properties reclassified as discontinued operations of $98.  Excludes revenue of $80 from properties owned by Crest.